EXHIBIT 10.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

QUICKSILVER RESOURCES INC.,	§
§
PLAINTIFF,	§
§
vs.	§	CIVIL ACTION NO. H-08-868
§
EAGLE DRILLING, LLC AND EAGLE	§
DOMESTIC DRILLING OPERATIONS,	§
LLC,	§
§
DEFENDANTS.	§

IN RE:	§
§
BLAST ENERGY SERVICES, INC. and	§	JOINTLY ADMINISTERED
	§	CHAPTER 11
EAGLE DOMESTIC DRILLING	§	UNDER BANKRUPTCY CASE NO.
OPERATIONS, LLC,	§	07-30424-H4-11
§
DEBTORS.	§

COMPROMISE SETTLEMENT AND RELEASE AGREEMENT

This Compromise Settlement and Release Agreement (the “Agreement”) is executed on the one hand by Quicksilver Resources Inc. (“Quicksilver”) and on the other hand by Eagle Domestic Drilling Operations, LLC (“EDDO”) and Blast Energy Services, Inc. (“Blast”) effective as of the date stated below.  Quicksilver, EDDO and Blast are sometimes referred to collectively as the “Parties” and individually as a “Party.”
I.           Quicksilver Releasees.
The releasees who shall benefit from the promises, covenants and/or warranties made by EDDO and Blast are as follows:
A.	Quicksilver;

B.	All agents, employees, shareholders, directors, officers, fiduciaries, attorneys or other representatives of Quicksilver, specifically including but not limited to Jeff Cook; and

C.
All subsidiaries, parent corporations, affiliated entities or sister corporations of Quicksilver or any of their successors or assigns that have in any way conducted any activity or been requested to have had any activity associated with EDDO or Blast.

As used in this Agreement, the term “Quicksilver Releasees” shall be construed as broadly as possible to include all of the foregoing named or described persons or entities.
II.           EDDO Releasees.
The releasees who shall benefit from the promises, covenants and/or warranties made by Quicksilver are as follows:
A.           EDDO;

B.           Blast (EDDO’s parent company);

C.	All agents, employees, shareholders, directors, officers, members, managers, fiduciaries, attorneys or other representatives of EDDO and Blast; and

C.
All subsidiaries, parent corporations, affiliated entities or sister corporations of EDDO or any of their successors or assigns that have in any way conducted any activity or been requested to have had any activity associated with Quicksilver.

As used in this Agreement, the term “EDDO Releasees” shall be construed as broadly as possible to include all of the foregoing named or described persons or entities.  Expressly excluded from the definition of “EDDO Releasees” are Eagle Drilling, LLC (“Eagle”) and any of its subsidiaries, parent corporations, affiliated entities or sister corporations, agents, employees, shareholders, directors, officers, members, managers, fiduciaries, attorneys or other representatives, including but not limited to Rodney Thornton and Richard Thornton (the “Eagle parties”).
III.           Recitals.

A.           In March 2006, Quicksilver and Eagle entered into three International Association of Drilling Contractors Daywork Drilling Contracts (collectively the “Contracts”) relating to Eagle drilling rig numbers 14, 15 and 16 (collectively the “Rigs”).  Disputes arose as to whether one or more of the Rigs comported with the specifications set forth in the Contracts and whether Quicksilver improperly terminated or repudiated one or more of the Contracts.  As a result of said disputes, Quicksilver initiated suit against EDDO and Eagle in Tarrant County, Texas, which suit and the claims made therein ultimately became a part of the above-captioned action (the “Lawsuit”).  EDDO asserted counterclaims against Quicksilver in the Lawsuit.
B.           The Court in the Lawsuit has found that Eagle assigned the Rigs and the Contracts to EDDO.
C.           As a result of thorough discussions and negotiations, the Parties have determined it is in their best interests to resolve their current disputes on the terms and conditions set forth in this Agreement.
IV.           Settlement Provisions.
NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that for the consideration stated in this Agreement, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, it is agreed as follows:
A.           Consideration.
1.           As consideration for this Agreement, Quicksilver shall pay or cause to be paid to EDDO the total sum of Ten Million and No/100 Dollars ($10,000,000.00), to be paid as follows:
a.	Five Million and No/100 Dollars ($5,000,000.00) contemporaneously with EDDO’s and Blast’s execution of this Agreement;

b.	One Million and No/100 Dollars ($1,000,000.00) on or before the first (1st) anniversary of EDDO’s and Blast’s execution of this Agreement;
c.	Two Million and No/100 Dollars ($2,000,000.00) on or before the second (2nd) anniversary of EDDO’s and Blast’s execution of this Agreement; and
d.	Two Million and No/100 Dollars ($2,000,000.00) on or before the third (3rd) anniversary of EDDO’s and Blast’s execution of this Agreement.
2.           If either EDDO or Blast files a voluntary petition pursuant to the U.S. Bankruptcy Code, 11 U.S.C., §101 et. seq. (as amended or replaced), or if an involuntary bankruptcy petition is filed against either EDDO or Blast pursuant to the U.S. Bankruptcy Code and an order for relief is thereafter entered against either EDDO or Blast, then Quicksilver shall be automatically relieved of any obligation to make any payments under this Agreement which become due and payable on or after the date on which any such bankruptcy petition (whether voluntary or involuntary) was filed by or against either EDDO or Blast.  In the case of an involuntary petition, if a motion for reconsideration of the order for relief is filed and granted, resulting in the order for relief being withdrawn or dismissed, then Quicksilver’s payment obligations shall resume and/or any payments not made as a result of the initial entry of the order for relief shall be brought current.  For example, if either EDDO or Blast files a voluntary petition after the first anniversary, but before the second anniversary, of EDDO’s execution of this Agreement, then Quicksilver will be automatically relieved from making the payments 1.c. and 1.d. above.  Likewise, if an involuntary petition is filed against either EDDO or Blast after the first anniversary, and an order for relief is thereafter entered against either EDDO or Blast before the second anniversary of EDDO’s execution of this Agreement, then Quicksilver will likewise be automatically relieved from making the payments due in 1.c. and 1.d.; provided, however, for purposes of this example, if the order for relief regarding an involuntary petition is withdrawn or dismissed after reconsideration as referenced above, then, in such event, Quicksilver’s obligations under 1.c. and 1.d. shall be automatically reinstated and shall be due and payable on the dates referenced in paragraph 1 above.  However, the filing of a voluntary or involuntary bankruptcy case by or against either EDDO or Blast shall not affect any other relief granted in this agreement, including but not limited to the mutual releases provided herein, which shall remain in effect and continue to be valid and enforceable.
3.           Unless otherwise directed in writing, all of the foregoing payments shall be made payable to “Eagle Domestic Drilling Operations, LLC” and tendered to its attorneys, Maloney Martin, LLP, in trust for EDDO.  A payment shall be deemed timely if postmarked for mailing by first class United States mail on or before the date on which it is due, or if wire transfer instructions are timely provided, if a wire transfer is initiated on or before the date on which the payment is due.  In the event Quicksilver fails to make a timely payment under this Agreement and if such failure has not been cured within ten (10) days after receipt of written notice from EDDO, then all remaining payment obligations to EDDO shall be accelerated and become due and owing.
4.           In consideration of Quicksilver’s promises, covenants and payments stated herein, EDDO, and Blast completely RELEASE and forever discharge each and all of the Quicksilver Releasees from any and all past or present claims, rights, damages, costs, benefits, expenses and compensation of any nature whatsoever, whether based upon tort, contract, statute, common law or any other theory or basis of recovery, and whether for compensatory, statutory or exemplary damages or for equitable relief, which EDDO or Blast now hold, in any way related to the Contracts, the Rigs, any claims that have or could have been asserted in the Lawsuit or any other dealings among the Parties up to and including the effective date of this Agreement.  This is intended to be and shall be construed as a general release providing the Quicksilver Releasees the greatest protection allowable under the law as to the released claims.
5.           In consideration of EDDO’s and Blast’s promises, covenants and payments stated herein, Quicksilver completely RELEASES and forever discharges each and all of the EDDO Releasees from any and all past or present claims, rights, damages, costs, benefits, expenses and compensation of any nature whatsoever, whether based upon tort, contract, statute, common law or any other theory or basis of recovery, and whether for compensatory, statutory or exemplary damages or for equitable relief, which Quicksilver now holds, in any way related to the Contracts, the Rigs, any claims that have or could have been asserted in the Lawsuit or any other dealings among the Parties up to and including the effective date of this Agreement.  This is intended to be and shall be construed as a general release providing the EDDO Releasees the greatest protection allowable under the law as to the released claims.
6.           EDDO shall not assign, sell or otherwise convey to any third party, other than Blast, its right to receive payments from Quicksilver under this Agreement; provided, however, EDDO may assign a portion of said payments to its attorneys as attorney fees.
7.           As additional consideration for this Agreement, EDDO and Quicksilver, through their respective counsel, shall request that the Court dismiss all of their claims in the Lawsuit with prejudice.  If necessary or appropriate, EDDO shall seek any court approval of this Agreement and the settlement it evidences that is required by its Amended Plan of

Reorganization and EDDO’s counsel may also disclose the terms of this Agreement to the extent necessary to seek court approval of their attorney fees.
8.           As additional consideration for this Agreement, each of the Parties agrees to pay its respective costs and attorney fees related to the Lawsuit and this Agreement.
9.           This Agreement is not intended to affect, and shall not affect, any claims or defenses as between any Party on the one hand and the Eagle parties on the other hand.  It is further agreed that under no circumstances should any action taken by or on behalf of the Eagle parties have any effect on or in any way modify or reduce Quicksilver’s obligations under the terms of this Agreement
B.           Warranty of Capacity to Execute Agreement and Release.  Each Party represents and warrants that the person signing this Agreement on its behalf has the full legal right, capacity and authority to do so and to make the promises, representations and warranties contained herein.  Each Party further represents that it has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations or causes of action referred to in this Agreement, except to any extent an assignment has been made to any Party’s attorney to cover attorney fees.
C.           Indemnity.
1.           Quicksilver shall HOLD HARMLESS AND INDEMNIFY each of the EDDO Releasees from and against any and all claims, demands, obligations or causes of action made by anyone claiming by, through or under Quicksilver related to the claims released herein, together with any costs, expenses or attorney fees incurred as a result.
2.           EDDO and Blast shall HOLD HARMLESS AND INDEMNIFY each of the Quicksilver Releasees from and against any and all claims, demands, obligations or causes of action made by anyone claiming by, through or under EDDO or Blast or either of them related to the claims released herein, together with any costs, expenses or attorney fees incurred as a result.  Notwithstanding the provisions of this clause, it is specifically agreed that EDDO and the EDDO Releasees shall have no obligation to indemnify or defend Quicksilver or the Quicksilver Releasees from and against any and all claims, demands, obligations or causes of action made by the Eagle parties.
D.           Successors and Assigns Bound.  This Agreement shall bind and benefit each Party’s successors, predecessors, agents, employees, representatives, counsel, owners, directors, shareholders, members, managers, insurers, assigns, subsidiaries, parent corporations, affiliated entities or sister corporations, as the case may be, and all others claiming by, through or under such Party.
E.           Severability.  Should any provision of this Agreement be held invalid by a court of competent jurisdiction, it is agreed that this shall not affect the validity or enforceability of any other provision and that the Parties shall attempt in good faith to renegotiate the failed provision so as to effectuate the purpose of and to conform to the law regarding such provision.  In the event the Parties are unable to renegotiate the provision, then they hereby agree to waive a jury such that the issue shall be resolved, if at all, by a court of competent jurisdiction.
F.           Controlling Law.  This Agreement is entered into in Texas and shall be construed, interpreted and enforced in accordance with Texas law without reference to choice-of-law rules.
G.           Integration.  This Agreement is fully integrated, it represents the entire understanding of the Parties, there are no other agreements, representations, promises or negotiations that have not been expressly embodied herein and this Agreement supersedes any and all prior agreements with respect to the subject matter hereof.  The recitals of this Agreement are contractual and are considered material.

H.           Modification in Writing.  This Agreement may be amended or modified only by a writing executed by the Party to be charged with the modification.
I.           Independent Legal Advice.  Each Party acknowledges and represents that it has received independent legal advice and has not relied upon any representations of any other Party or its agents, employees, representatives or counsel on any subject contained in this Agreement or otherwise, other than as expressly set forth in this Agreement.
J.           No Admissions.  This Agreement is entered into for the purpose of buying peace and settling disputed claims.  By entering into this Agreement, the Parties do not acknowledge, but instead deny liability.
K.           Captions.  The paragraph titles appearing in this Agreement are for convenience only and shall not by themselves determine the construction of this Agreement.
L.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
M.           Terms to be Read in Context.  Singular and plural terms, as well as terms stated in the masculine, feminine or neuter gender, shall be read to include the other(s) as the context requires in order to effectuate the full purposes of this Agreement.
N.           Mutually Drafted.  The drafting of this Agreement is a mutual effort among the Parties and their counsel; thus, this Agreement is not to be construed against any Party as the drafter.
O.           Confidentiality. The terms of this Agreement are strictly confidential and shall not be disclosed by any Party except:  (i) as necessary to enforce them, (ii) as otherwise required by law or Court order, or (iii) to a Party’s auditors, legal counsel or other advisors having a need to know.  If required for enforceability, the Party desiring to disclose the terms shall take reasonable steps to attempt to file under seal.  The Parties shall not issue or cause to be issued any press releases announcing or relating to the Agreement.  This provision does not preclude EDDO or Blast from complying with disclosure regulations required by law, including any required disclosure of the terms of this Agreement in any SEC Form 8-K filing.
O.           Confidentiality. The terms of this Agreement are strictly confidential and shall not be disclosed by any Party except:  (i) as necessary to enforce them, (ii) as otherwise required by law or Court order, or (iii) to a Party’s auditors, legal counsel or other advisors having a need to know.  If required for enforceability, the Party desiring to disclose the terms shall take reasonable steps to attempt to file under seal.  The Parties shall not issue or cause to be issued any press releases announcing or relating to the Agreement.  This provision does not preclude EDDO or Blast from complying with disclosure regulations required by law, including any required disclosure of the terms of this Agreement in any SEC Form 8-K filing.
P.           Notice.  All notices, requests or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to whom notice is to be given at such party’s address as set forth below.  Any such notice, request or other communication shall be considered received on the date of hand or courier delivery or on the third day following deposit in the United States mail as provided above.  A carbon copy of all notices, requests or other communications to Quicksilver shall be sent by facsimile or e-mail to the attention of its attorneys, Shayne D. Moses and Timothy D. Howell, at (817) 255-9199 or smoses@mph-law.com and thowell@mph-law.com.  Likewise, a carbon copy of all notices, requests or other communications to EDDO shall be sent by facsimile to the attention of its attorneys, Michael J. Maloney and Jonathan E. Axelrad, at (713) 759-6930 or mmaloney@mmmllp.com and ja@jaallp.com.
Address for Quicksilver:	Quicksilver Resources Inc.
Attn: Greg Gibson
777 West Rosedale Street, Suite 300
Fort Worth, Texas 76104

Address for EDDO:	Eagle Domestic Drilling Operations, LLC
14550 Torrey Chase Blvd., Suite 330
Houston, Texas 77014

EACH PARTY FURTHER STATES THAT IT HAS CAREFULLY READ THIS AGREEMENT; THAT THIS AGREEMENT HAS BEEN FULLY EXPLAINED TO IT BY COUNSEL OF ITS CHOICE; THAT IT FULLY UNDERSTANDS THE FINAL AND

BINDING EFFECT OF THIS AGREEMENT; THAT THE ONLY PROMISES MADE TO IT TO SIGN THIS AGREEMENT ARE THOSE STATED ABOVE; AND THAT IT IS SIGNING THIS AGREEMENT VOLUNTARILY.

EXECUTED to be effective as of September 17th, 2008.

QUICKSILVER RESOURCES INC.

By:
Printed Name:
Title:

BLAST ENERGY SERVICES, INC.

By:	/s/ John O’Keefe
Printed Name:	John O’Keefe
Title:	CEO

EAGLE DOMESTIC DRILLING OPERATIONS, LLC

By:	/s/John MacDonald
Printed Name:	John MacDonald
Title:	CFO

STATE OF TEXAS                              §
§
COUNTY OF TARRANT                   §

This instrument was acknowledged before me on September ___, 2008, by ______________________________, the ______________________________ of Quicksilver Resources Inc., on behalf of said entity.

__________________________________________
Notary Public, State of Texas

STATE OF Texas                                 §
§
COUNTY OF Harris                             §

This instrument was acknowledged before me on September 17th, 2008, by John O’Keefe, the CEO of Blast Energy Services, Inc., on behalf of said entity.

   /s/ Carol B. Gantt
Notary Public, State of Texas

STATE OF Texas                                 §
§
COUNTY OF Harris                             §

This instrument was acknowledged before me on September 17th, 2008, by John MacDonald, the CFO of Eagle Domestic Drilling Operations, LLC, on behalf of said entity.

   /s/ Carol B. Gantt
Notary Public, State of Texas